Exhibit 10.58

Execution Version

THIS CONVERTIBLE PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR PURCHASER SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO- ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

SEVEN STARS CLOUD GROUP, INC. CONVERTIBLE PROMISSORY NOTE

U.S. $4,933,121.80	Date of Issuance: __, 2018

FOR VALUE RECEIVED, Seven Stars Cloud Group, Inc., a Nevada corporation (the “Company”), hereby promises to pay to the order of GT Dollar PTE, Ltd., a Singaporean corporation (“GT”), the aggregate principal sum of Four Million Nine Hundred Thirty Three Thousand One Hundred Twenty One Dollars and Eighty Cents ($4,933,121.80) (the “Principal”) in lawful money of the United States of America and in immediately available funds, subject to the provisions contained herein. The Company and GT shall be collectively referred to as the “Parties”. Unless otherwise expressly provided in this Note, initially capitalized words or terms used in this Note shall have the meanings set forth in the Purchase Agreement.

1.	PRINCIPAL REPAYMENT

1.1                  Maturity Date. The Principal and any other amounts payable to GT hereunder, shall be due and payable to GT on December 31, 2019 (the “Maturity Date”).

1.2                  Interest. Interest will accrue from the date hereof on the Principal amount at the rate of fifty-six one hundredths of a percent (0.56%) per annum until payment in full or until the conversion of the Principal pursuant to Section 2 of this Note. If the Principal is not converted pursuant to Section 2 of this Note, interest shall be paid with the Principal amount on the Maturity Date. If the Principal is converted pursuant to Section 2 of this Note, interest accrued through the Conversion Date shall be paid on the Conversion Date in accordance with Section 2 of this Note.

1.3                  Payment. All payments made pursuant to this Note shall be made by check or wire transfer of immediately available funds and in lawful money of the United States of America to GT at the address for notices pursuant to Section 5.4 below or at such other place as GT may designate. Any payment on this Note shall be applied first to accrued interest, then to other amounts owing hereunder, and thereafter to the outstanding principal balance hereof.

1.4                  Prepayment. The Company shall have the option to prepay this Note, together with accrued but unpaid interest, in whole or in part, at any time without premium or penalty.

2.	CONVERSION

2.1                  Limitation on Conversion Pending Stockholder Approval. The Parties acknowledge and agree that, absent receipt of the necessary stockholder approval and fulfilment of the other Conversion. Conditions as set forth in Section 2.2 below, the Company shall not effect any conversion, and GT shall not have any right to convert, any portion of this Note into shares of common stock of the Company (the “Common Stock”). GT shall not be entitled to vote any shares of Common Stock acquired by it pursuant to this Note or any other Company Agreements in connection with any such stockholder approval sought by the Company.

2.2                  Stockholder Approval. As promptly as practicable after the Closing of this Note, the Company covenants and agrees to use commercially reasonable efforts to (i) obtain any approvals of the Company’s stockholders required under the Company’s organizational documents, applicable law and/or the listing rules and regulations of NASDAQ in connection with the transactions contemplated by this Note, (ii) file an Information Statement pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder with the Securities and Exchange Commission with regard to the transactions contemplated by this Note (the “Information Statement”), and (iii) mail the definitive Information Statement to the Company’s stockholders (the “Conversion Conditions”).

2.3                  Automatic Conversion into Common Stock. Subject to Section 2.1, upon satisfaction of the Conversion Conditions, all of the Principal and accrued but unpaid interest shall be automatically converted into shares of the Common Stock at a conversion rate of $1.82 per share of Common Stock (the “Conversion Shares”).

2.4                  Mechanics of Conversion. Upon satisfaction of the Conversion Conditions, the Company and GT shall agree to a date for such conversion which, in no event, shall be earlier than twenty (20) calendar days following the date of the satisfaction of the Conversion Conditions, in compliance with Exchange Act Rule 14c-2(b) (the “Conversion Date”). On or before the Conversion Date, GT shall surrender the Note for conversion and the Company shall denote in its corporate records the ownership by GT of the Conversion Shares, effective as of close of business on the Conversion Date. Effective as of close of business on the Conversion Date (i) the rights of GT with respect to the Principal, together with all other amounts due hereunder to GT shall cease, and (ii) GT shall be treated for all purposes as having become the record holder of such Conversion Shares. Subject to the terms of Section 2.4 of the Purchase Agreement and the Escrow Agreement, on the Conversion Date the Conversion Shares shall be placed in the Escrow Account. The issuance of Common Stock upon conversion of this Note shall be made without charge to GT for any tax in respect of such issuance, and such Conversion Shares shall be issued in such names as may be directed by GT.

2.5                  Adjustment of Conversion Shares. Subject to Section 2.6 hereof, the number and kind of Conversion Shares or other securities to be issued upon conversion determined pursuant to Section 2.3 shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

(a)                 Merger, Sale of Assets, etc. If the Company at any time shall consolidate with or merge into or sell or convey all or substantially all its assets to any other corporation or other entity, this Note shall thereafter be deemed to evidence the right to purchase such number and kind of shares or other securities and property as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance, upon or with respect to the securities subject to the conversion or purchase right immediately prior to such consolidation, merger, sale or conveyance. The foregoing provision shall similarly apply to successive transactions of a similar nature by any such successor or purchaser. Without limiting the generality of the foregoing, the anti-dilution provisions of this Section 2.5 shall apply to such securities of such successor or purchaser after any such consolidation, merger, sale or conveyance.

(b)                 Reclassification. If the Company at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes that may be issued or outstanding, this Note shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

(c)                 Stock Splits, Combinations and Dividends. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the number of Conversion Shares to be issued upon conversion shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

2.6                  Adjustment Notices. Whenever the number of Conversion Shares to be issued upon conversion is adjusted as provided in Section 2.5, the Company shall promptly deliver to GT written notice setting forth the revised number of Conversion Shares with a statement of facts regarding the adjustment and the computation thereof.

3.	COVENANTS OF THE COMPANY

3.1                  Payment of Principal; Conversion. The Company hereby covenants and agrees that it shall pay or cause to be paid all amounts due hereunder on the Maturity Date or, if applicable prior to the Maturity Date, the Company shall effect or cause to be effected any conversion of the Principal into Conversion Shares.

3.2                  Reserves. From the date hereof until the Conversion Date or Maturity Date, whichever is later, the Company shall at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of issue upon conversion of this Note, such number of shares of Common Stock as shall then be issuable upon the conversion of this Note. The Company covenants that all such shares of Common Stock shall, upon issuance, be duly and validly issued, fully paid and non-assessable.

4.	DEFAULT, ACCELERATION

4.1                  Events of Default. Each of the following events shall be an “Event of Default” hereunder: (i) the Company fails to pay timely any amounts due under this Note on the date the same becomes due and payable, (ii) the Company breaches any covenant, representation, warranty, or agreement under this Note, (iii) the Company files a petition or action for relief under any bankruptcy, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any action in furtherance of any of the foregoing, or (iv) an involuntary petition is filed against the Company (unless such petition is dismissed or discharged within sixty (60) days of filing) under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company.

4.2                  Acceleration. Upon the occurrence of an Event of Default, all outstanding principal, accrued interest and other amounts owing hereunder shall, at the option of GT, and, in the case of an Event of Default pursuant to Sections 4.1(a)(iii) or (iv) above, automatically, be immediately due and payable. GT shall have all rights and may exercise any remedies available to it at law or in equity, successively or concurrently.

4.3                  Costs of Collection. In the event of any Event of Default hereunder, the Company shall pay all reasonable attorneys’ fees and court costs incurred by GT in enforcing and collecting this Note.

5.	MISCELLANEOUS

5.1                  Remedies Cumulative and Continuing. All powers and remedies of GT hereunder with respect to an Event of Default shall, to the extent permitted by law, be deemed cumulative and not exclusive of any other thereof or of any other power or remedy available to GT, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Note, and every power and remedy given by this Note or by applicable law to GT may be exercised from time to time, and as often as shall be deemed expedient by GT.

5.2                  Replacement; Exchange. If this Note is destroyed, lost or stolen, the Company will deliver a new note to GT on the same terms and conditions as this Note with a notation of the unpaid principal in substitution of the prior Note. GT shall furnish to the Company reasonable evidence that the Note was destroyed, lost or stolen and any security or indemnity that may be reasonably required by the Company in connection with the replacement of this Note.

5.3                  Choice of Law. This Note shall be governed by and construed in accordance with the Requirements of Law of the State of New York without giving effect to the principles of conflict of Laws.

5.4                  Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally, telecopied or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given if delivered personally or telecopied, on the date of such delivery, or if sent by reputable overnight courier, on the first Business Day following the date of such mailing, as follows:

(a)	if to the Company:

Seven Stars Cloud

Group, Inc.

No. 4 Drive-in Movie

Theater Park, No. 21

Liangmaqiao RoadCHaoyang, District,

Beijing, P.R.C. 100125

Attn: Legal Department

Telecopy: 86+10-8586-2775

(b)	if to GT:

GT Dollar PTE. Ltd.

10 Kallang Avenue,

Aperia Tower 2 #13-18, Postal Code 339510

Attn: Legal Department

Any Party may by notice given in accordance with this Section 5.4 designate another address or Person for receipt of notices hereunder.

5.5                  Assignment. This Note shall be binding upon the Company and GT and its successors and assigns. Neither the Company nor GT shall make any assignment of its rights under this Note or subject this Note or its rights hereunder to any lien or security interest of any kind whatsoever; and any such assignment, lien or security interest shall be absolutely void and unenforceable as against GT.

5.6                  Cooperation; Further Action. Each Party to this Note shall, without further consideration, execute and deliver any further or additional instruments and perform any acts which may become reasonably necessary to effectuate and carry out the purposes of this Note.

5.7                  Severability. If any provision of this Note shall be held to be invalid or unenforceable, such determination shall not affect the remaining provisions of this Note.

5.8                  Amendments. This Note may not be altered or amended, and no right under this Note may be waived, except by a writing executed by the Parties to this Note or except as otherwise provided in this Note. No waiver of any term, provision, or condition of this Note, in any one or more instances, shall be deemed or construed as a further or continuing waiver of any such term, provision, or condition, or as a waiver of any other term, provision, or condition of this Note.

5.9                  Headings. The headings in this Note are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Note as of the date first set forth above.

SEVEN STARS CLOUD GROUP, INC.

By:	/s/ Bruno Wu
Name:	Bruno Wu
Title:	CEO

GT DOLLAR PTE. LTD:

By:	/s/ Chan Cheh Shin
Name:	Chan Cheh Shin
Title:	Vice President

[Signature Page – Convertible Promissory Note]